Exhibit 2.3

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), is made and entered into as of this 16 day of November, 2017, by and among Waverly Labs Inc., a Delaware corporation (the “Company”), each holder of the Company’s Series A Common Stock, par value $0.0001 per share (“Series A Stock”) listed on Schedule A (together with any subsequent transferees who become parties hereto as “Series A Stockholders” pursuant to Subsection 5.1 below, the “Series A Stockholders”), and each holder of the Company’s Series B Common Stock, par value $0.0001 per share (“Series B Stock”) listed on Schedule B (together with any subsequent transferees who become parties hereto as “Series B Stockholders” pursuant to Subsection 5.1 below, the “Series B Stockholders” and together with the Series A Stockholders, the “Stockholders”).

RECITALS

A.       Concurrently with the execution of this Agreement, the size of the board of directors of the Company (the “Board”) is being increased from one (1) director to three (3) directors.

B.       The Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) provides that (a) the shares of Series A Common Stock are entitled to ten (10) votes per share, and (b) the shares of Series B Common Stock are entitled to one (1) vote per share.

C.       The parties also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the Company’s capital stock held by them will be voted on.

NOW, THEREFORE, the parties agree as follows:

1.             Voting Provisions Regarding Board of Directors.

1.1       Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at three (3) directors. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Series A Common Stock and Series B Common Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2       Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, three (3) individuals designated by Andrew Ochoa, which shall initially be Andrew Ochoa, Jainam Shah, and William Goethals, shall be elected to the Board for so long as such Stockholder and his Affiliates continue to own beneficially at least ten percent (10%) of all of the outstanding shares of Common Stock of the Company. To the extent that the foregoing sentence shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Restated Certificate. For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.3       Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

1.4       Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)       no director elected pursuant to Subsections 1.2 or 1.3 of this Agreement may be removed from office, other than for cause, unless (i) such removal is directed or approved by the affirmative vote of the Person entitled under Subsection 1.2 to designate that director; or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Subsection 1.2 is no longer so entitled to designate or approve such director or occupy such Board seat;

(b)       any vacancies created by the resignation, removal or death of a director elected pursuant to Subsections 1.3 or 1.4 shall be filled pursuant to the provisions of this Section 1 or by the Board with the prior written consent of the Person entitled to designate such director under Subsection 1.2; and

(c)       upon the request of any party entitled to designate a director as provided in Subsection 1.2(a) or 1.2(b) to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.5       No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.6       No “Bad Actor” Designees. The Person with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(l)(i)-(viii) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. The Person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

2.             Remedies.

2.1       Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

2.2       Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the Chief Executive Officer of the Company with full power of substitution, with respect to the matters set forth herein, including, without limitation, election of persons as members of the Board in accordance with Section 1 hereto, and hereby authorizes the Chief Executive Officer to represent and vote, if and only if the party (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 4 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 4 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

2.3       Specific Enforcement. Each party acknowledges and agrees that each party will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.4       Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.             “Bad Actor” Matters.

3.1       Representation. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that none of the “bad actor” disqualifying events described in Rule 506(d)(l)(i)-(viii) promulgated under the Securities Act (a “Disqualification Event”) is applicable to such Person or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean with respect to any Person any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) of the Securities Act.

3.2       Covenant. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

4.             Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Restated Certificate; and (c) termination of this Agreement in accordance with Subsection 5.8 below. For purposes of this Agreement, “Sale of the Company” means either (i) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company, or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

5.             Miscellaneous.

5.1       Additional Parties. If, after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person, following which such Person shall hold Shares constituting one percent (1%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

5.2       Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Subsection 5.2. Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Subsection 5.12.

5.3       Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.4       Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

5.5       Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.6       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.7       Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, or (c) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereto, or to such email address or physical address as subsequently modified by written notice given in accordance with this Subsection 5.7.

5.8       Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; and (b) the Stockholders holding a majority of the Shares then held by the Stockholders. Notwithstanding the foregoing:

(a)       this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Stockholder without the written consent of such Stockholder unless such amendment, termination or waiver applies to all Stockholders, as the case may be, in the same fashion;

(b)       any provision hereof may be waived by the waiving party on such party’ s own behalf, without the consent of any other party; and

(c)       Subsection 1.2 of this Agreement shall not be amended or waived without the written consent of Andrew Ochoa.

The Company shall give prompt written notice of any amendment, termination, or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination, or waiver effected in accordance with this Subsection 5.8 shall be binding on each party and all of such party’ s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver. For purposes of this Subsection 5.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

5.9       Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.10       Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.11       Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), and the Restated Certificate constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

5.12       Share Certificate Legend. Any certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause any certificates instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Subsection 5.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Subsection 5.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

5.13       Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Subsection 5.12.

5.14       Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

5.15       Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

5.16       Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of State of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

5.17       WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 5.17 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.18       Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

5.19       Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

5.20       Spousal Consent. If any individual Stockholder is married on the date of this Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

WAVERLY LABS INC.

By:
Name:	Andrew Ochoa
Title:	President and CEO

STOCKHOLDERS:

By:
Name:	Andrew Ochoa
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

WAVERLY LABS INC.

By:
Name:	Andrew Ochoa
Title:	President and CEO

STOCKHOLDERS:

By:
Name:	Jainam Shah
Title:	VP of Hardware Engineering

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

WAVERLY LABS INC.

By:
Name:	Andrew Ochoa
Title:	President and CEO

STOCKHOLDERS:

By:
Name:	William Goethals
Title:	VP of Manufacturing

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

WAVERLY LABS INC.

By:
Name:	Andrew Ochoa
Title:	President and CEO

STOCKHOLDERS:

By:
Name:	Sergio Del Rio Diaz
Title:	Head of Design Engineering

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

WAVERLY LABS INC.

By:
Name:	Andrew Ochoa
Title:	President and CEO

STOCKHOLDERS:

By:
Name:	Nicholas Ruiz
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

WAVERLY LABS INC.

By:
Name:	Andrew Ochoa
Title:	President and CEO

STOCKHOLDERS:

By:
Name:	Kevin Gathani
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

WAVERLY LABS INC.

By:
Name:	Andrew Ochoa
Title:	President and CEO

STOCKHOLDERS:

By:
Name:	Rutvik Shah
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

WAVERLY LABS INC.

By:
Name:	Andrew Ochoa
Title:	President and CEO

STOCKHOLDERS:

By:
Name:	Bryan Minhinnette
Title:

[Signature Page to Voting Agreement]

SCHEDULE A

SERIES A STOCKHOLDERS

Name and Address	Number of Shares Held
Andrew Ochoa	2,528,750
Jainam Shah	850,000
William Goethals	531,250
Sergio Del Rio Diaz	1,569

[Schedule A]

 SCHEDULE B

SERIES B STOCKHOLDERS

Name and Address	Number of Shares Held
Kevin Gathani	5,500
Bryan Minhinnette	2,200
Rutvik Shah	2,200
Nick Ruiz	61,500

[Schedule B]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on                                      , 20     , by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of November          , 2017 (the “Agreement”), by and among the Company and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1           Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”), for one of the following reasons (Check the correct box):

☐	As a transferee of Shares from a party in such party’s capacity as a “Stockholder” bound by the Agreement, and after such transfer, Holder shall be considered a “Stockholder” for all purposes of the Agreement.

☐	As a new Stockholder in accordance with Subsection 5.1 of the Agreement, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2            Agreement. Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3           Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	WAVERLY LABS INC.
Name and Title of Signatory

Address:	By:
Title:
Facsimile Number:

[Exhibit A]

EXHIBIT B

CONSENT OF SPOUSE

I, [_____________________], spouse of [____________________], acknowledge that I have read the Voting Agreement, dated as of November ____, 2017, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
[Name of Key Holder’s Spouse]

[Exhibit B]

Audit Trail

TITLE	Voting Agreement

FILE NAME	Waverly Labs - Vo...ement (Final).pdf

DOCUMENT ID	76c1189cff5c84f993cc24157350a64fb991a63b

STATUS	• Completed

Document History

11/16/2017 17:48:32 UTC	Signed by Andrew Ochoa (andrew@waverlylabs.com) IP: 144.121.64.94

11/16/2017 17:49:08 UTC

Sent for signature to Jainam Shah (jainam@waverlylabs.com), William Goethals (william@waverlylabs.com), Sergio Del Rio Diaz (sergio@waverlylabs.com), Nick Ruiz (nicholas.ruiz@gmail.com), Kevin Gathani (kevinjg@gmail.com), Rutvik Shah (rutvikshah88@gmail.com) and Bryan Minhinnette (minhinnette@hotmail.com)

IP: 144.121.64.94

11/16/2017 18:08:40 UTC	Viewed by Kevin Gathani (kevinjg@gmail.com) IP: 198.207.146.210

11/16/2017 18:08:55 UTC	Signed by Kevin Gathani (kevinjg@gmail.com) IP: 198.207.146.210

11/16/2017 18:46:57 UTC	Viewed by Nick Ruiz (nicholas.ruiz@gmail.com) IP: 50.227.134.226

Audit Trail

TITLE	Voting Agreement

FILE NAME	Waverly Labs - Vo...ement (Final).pdf

DOCUMENT ID	76c1189cff5c84f993cc24157350a64fb991a63b

STATUS	• Completed

Document History

11/16/2017	Viewed by Jainam Shah (jainam@waverlylabs.com)
22:49:41 UTC	IP: 104.237.90.204

11/16/2017	Signed by Jainam Shah (jainam@waverlylabs.com)
22:53:02 UTC	IP: 104.237.90.204

11/17/2017	Viewed by Sergio Del Rio Diaz (sergio@waverlylabs.com)
01:12:39 UTC	IP: 117.136.40.253

11/17/2017	Viewed by Bryan Minhinnette (minhinnette@hotmail.com)
01:15:35 UTC	IP: 172.125.6.58

11/17/2017	Signed by Bryan Minhinnette (minhinnette@hotmail.com)
01:16:04 UTC	IP: 172.125.6.58

11/17/2017	Signed by Sergio Del Rio Diaz (sergio@waverlylabs.com)
01:29:37 UTC	IP: 117.136.40.253

Audit Trail

TITLE	Voting Agreement

FILE NAME	Waverly Labs - Vo...ement (Final).pdf

DOCUMENT ID	76c1189cff5c84f993cc24157350a64fb991a63b

STATUS	• Completed

Document History

11/17/2017	Viewed by William Goethals (william@waverlylabs.com)
03:08:50 UTC	IP: 45.56.159.213

11/17/2017	Signed by William Goethals (william@waverlylabs.com)
03:21:08 UTC	IP: 45.56.159.213

11/17/2017	Signed by Nick Ruiz (nicholas.ruiz@gmail.com)
17:19:13 UTC	IP: 50.227.134.226

11/18/2017	Viewed by Rutvik Shah (rutvikshah88@gmail.com)
05:37:15 UTC	IP: 123.201.95.124

11/18/2017	Signed by Rutvik Shah (rutvikshah88@gmail.com)
05:37:40 UTC	IP: 123.201.95.124

11/18/2017	The document has been completed.
05:37:40 UTC